Exhibit 99.1

Jeff Hansen
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Jeff.Hansen@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide (“MVW”) Reports Third Quarter Financial Results
ORLANDO, Fla. – November 7, 2018 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter financial results and provided updated guidance for the full year 2018.
On September 1, 2018, the company completed its previously announced acquisition of ILG, Inc. (“ILG”). In addition to a discussion of third quarter reported results presented in accordance with United States generally accepted accounting principles (“GAAP”), the company is also providing adjusted results that exclude ILG results from September 1 to September 30, 2018 to further assist investors. The company is also providing certain select pro forma operating metrics in the Financial Schedules that assume the company’s acquisition of ILG had been completed at the beginning of the 2017 fiscal year. Throughout this press release, the business associated with the operating results for the company excluding the impact of the ILG acquisition is referred to as “Legacy-MVW,” while the business and operating results related to the ILG acquisition are referred to as “Legacy-ILG.”
The company reorganized its management structure due to the ILG acquisition. This realignment resulted in a change to the company’s reportable segments, which are now Vacation Ownership and Exchange & Third-Party Management. Corporate and other represents that portion of the company’s results that are not directly attributable to a specific segment, including corporate income taxes, corporate interest expense, and general and administrative expenses, as well as those results relating to the consolidation of certain of its property owners’ associations as management does not use this information to make operating segment business decisions.
During the third quarter of 2018, several properties in the company’s Vacation Ownership segment were negatively impacted by either Hurricane Lane (Hawaii) or Hurricane Florence (U.S. East Coast) (the “2018 Hurricanes”). As a result of mandatory evacuations, shutdowns and cancellation of reservations and scheduled tours caused by the 2018 Hurricanes, the company has provided the estimated impact on its operations for the third quarter.
Third Quarter 2018 Highlights:

•	Total revenues were $750 million, an increase of $220 million, or 42 percent.

•	Legacy-MVW’s total revenues increased $85 million, or 16 percent.

•
Net loss attributable to common shareholders was $58 million, or $1.75 fully diluted loss per share, compared to net income attributable to common shareholders of $40 million, or $1.45 fully diluted earnings per share (“EPS”), in the third quarter of 2017.

•
Adjusted net income attributable to common shareholders was $48 million compared to adjusted net income attributable to common shareholders of $38 million in the third quarter of 2017. Adjusted fully diluted EPS was $1.42, compared to adjusted fully diluted EPS of $1.39 in the third quarter of 2017.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 2

•
The company estimates that the 2018 Hurricanes negatively impacted adjusted net income attributable to common shareholders and adjusted fully diluted EPS by $4 million and $0.12, respectively, in the third quarter of 2018. Adjusting for that impact, adjusted net income attributable to common shareholders and fully diluted adjusted EPS would have totaled nearly $52 million and $1.54, respectively.

•	Adjusted EBITDA totaled $100 million, an increase of $26 million, or 36 percent.

•	Legacy-MVW’s third quarter 2018 adjusted EBITDA was $82 million, an increase of $8 million, or 10 percent.

•
The company estimates that the 2018 Hurricanes negatively impacted adjusted EBITDA by $5 million in the third quarter of 2018, including $3 million for Legacy-MVW. Adjusting for that impact, adjusted EBITDA would have totaled $105 million, an increase of 42 percent, including $85 million for Legacy-MVW, an increase of 15 percent.

•	Consolidated vacation ownership contract sales were $279 million, an increase of $75 million, or 36 percent.

•	Legacy-MVW total vacation ownership contract sales were $242 million, an increase of $38 million, or 18 percent.

•
The company estimates that the 2018 Hurricanes negatively impacted consolidated contract sales by $6 million in the third quarter of 2018, including $5 million for Legacy-MVW. Adjusting for that impact, consolidated contract sales would have totaled $285 million, an increase of 39 percent, including $247 million for Legacy-MVW, an increase of 21 percent.

•	Total Interval Network active members at the end of the third quarter of 2018 were 1.8 million, consistent with the prior year quarter.

•	Subsequent to the end of the third quarter and through November 6, 2018, the company repurchased 188 thousand shares of its common stock for $17.5 million.

•	Subsequent to the end of the third quarter, the company retired $122 million of its Senior Unsecured Notes assumed as part of the acquisition of ILG, using cash on hand.

“We are thrilled to have completed the acquisition of ILG on September 1st, and offer a warm welcome to all of ILG’s over 11,000 associates around the world.  Considering all of the activity we have had surrounding the closing, I couldn’t be happier with our financial results in the third quarter, which included results from ILG for the month of September.  Our Legacy-MVW performance remained very strong, with contract sales growth of 18 percent and adjusted EBITDA growth of $8 million,” said Stephen P. Weisz, president and chief executive officer.  “Having spent more time on the integration after the closing, we believe that this transaction could produce over $100 million in cost synergies.  And, as one company, we are continuing the hard work of integrating ILG into our business and realizing these synergies as quickly as possible. I am truly excited about the growth opportunities this transformational acquisition will provide well into the future.”
Third Quarter 2018 Segment Results
Vacation Ownership
Vacation Ownership segment financial results were $96 million, an increase of $5 million, or 5 percent. Vacation Ownership segment adjusted EBITDA was $123 million, an increase of $28 million, or 29 percent.
Consolidated vacation ownership contract sales were $279 million, an increase of $75 million, or 36 percent. Legacy-MVW contract sales were $242 million, an increase of $38 million, or 18 percent. Legacy-MVW North America contract sales were $215 million, an increase of $30 million, or 16 percent. Legacy-MVW North America VPG was $3,781, an increase of nearly 9 percent.
Development margin was $57 million compared to $43 million in the third quarter of 2017 and development margin percentage was 22.5 percent compared to 23.8 percent in the prior year quarter. Adjusted development margin percentage, which excludes the impact of revenue reportability and other charges, was 23.0 percent in the third quarter of 2018 compared to 24.5 percent in the third quarter of 2017. Legacy-MVW development margin and development

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 3

margin percentage was $51 million and 23.7 percent, respectively. Legacy-MVW adjusted development margin percentage was 23.9 percent in the third quarter of 2018 as compared to 24.5 percent in the prior year quarter.
Rental revenues totaled $86 million, a $20 million, or 30 percent, increase from the third quarter of 2017. Rental revenues net of expenses were $12 million, a $3 million, or 34 percent, increase from the third quarter of 2017. Legacy-MVW rental revenues totaled $71 million, a $5 million, or 8 percent, increase from the third quarter of 2017. Legacy-MVW rental revenues net of expenses were $12 million, a $3 million, or 31 percent, increase from the third quarter of 2017.
Financing revenues totaled $48 million, a $14 million, or 36 percent, increase from the third quarter of 2017. Financing revenues, net of expenses and consumer financing interest expense, were $29 million, a $6 million, or 21 percent, increase from the third quarter of 2017. Legacy-MVW financing revenues totaled $38 million, a $4 million, or 9 percent, increase from the third quarter of 2017. Legacy-MVW financing revenues, net of expenses and consumer financing interest expense, were $24 million, in line with the third quarter of 2017.
Resort management and other services revenues totaled $91 million, a $21 million, or 31 percent, increase from the third quarter of 2017. Resort management and other services revenues, net of expenses, totaled $43 million, an $11 million, or 38 percent, increase from the third quarter of 2017. Legacy-MVW resort management and other services revenues totaled $76 million, a $6 million, or 9 percent, increase from the third quarter of 2017. Legacy-MVW resort management and other services revenues, net of expenses, totaled $36 million, a $4 million, or 16 percent, increase from the third quarter of 2017.
Exchange & Third-Party Management (September 2018 Financial Results Only)
Exchange & Third-Party Management segment financial results were $12 million. Exchange & Third-Party Management segment adjusted EBITDA was $19 million.
Management and exchange revenues totaled $28 million. Management and exchange revenues, net of marketing and sales and related expenses, totaled $16 million.
Rental revenues totaled $4 million. Rental revenues net of expenses were $2 million.
Non-GAAP Financial Information
Certain financial measures included in this release are not calculated in accordance with GAAP, including adjusted net income attributable to common shareholders, EBITDA, Adjusted EBITDA, adjusted development margin, adjusted free cash flow, and adjusted fully diluted earnings per share. For descriptions of and a reconciliation of such measures to the most directly comparable GAAP measure, see pages A-1 through A-13 of the Financial Schedules that follow.
Balance Sheet and Liquidity
On September 30, 2018, cash and cash equivalents totaled $441 million. Since the beginning of the year, real estate inventory balances increased $423 million to $816 million, including $488 million related to the ILG acquisition. The inventory balance at the end of the third quarter included $761 million of finished goods and $55 million of work-in-progress. Legacy-MVW inventory balances have decreased $65 million since the beginning of 2018. The company had $3.9 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the third quarter, an increase of $2.8 billion from year-end 2017. This debt included $2.2 billion of corporate debt and $1.7 billion of debt related to its securitized notes receivable. As of September 30, 2018, the company’s pro forma debt to adjusted EBITDA ratio was 2.6x, as described further on page A-13 of the Financial Schedules that follow.
As of September 30, 2018, the company had approximately $594 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $61 million of gross vacation ownership notes receivable eligible for securitization under the company’s warehouse facility.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 4

Outlook
Pages A-1 through A-13 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2018 expected GAAP results for MVW, including the results of the ILG acquisition from September 1, 2018 through December 31, 2018.

	Current Guidance
Net income attributable to common shareholders	$33 million	to	$41 million
Fully diluted EPS	$0.97	to	$1.20
Net cash provided by operating activities	$30 million	to	$40 million
The company is updating guidance as reflected in the chart below for the full year 2018:

Current Guidance
Adjusted free cash flow	$235 million	to	$255 million
Adjusted net income attributable to common shareholders	$188 million	to	$196 million
Adjusted fully diluted EPS	$5.52	to	$5.75
Adjusted EBITDA	$395 million	to	$405 million
Consolidated Contract sales	$1,070 million	to	$1,090 million
2018 expected GAAP results and guidance above do not reflect the impact of future spending associated with on-going integration efforts resulting from the acquisition of ILG.
Third Quarter 2018 Earnings Conference Call
The company will hold a conference call at 9:00 a.m. ET today to discuss these results and the guidance for full year 2018. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13683964. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has more than 100 resorts and nearly 650,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 80 nations and approximately two million members, as well as management of more than 200 other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 5

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of November 7, 2018 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2018
TABLE OF CONTENTS

Interim Consolidated Statements of Income	A-1
Operating Metrics	A-2
Adjusted Net Income Attributable to Common Shareholders, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA	A-3
Interim Consolidated Statements of Income - As Adjusted	A-4
Vacation Ownership Interim Segment Financial Results	A-5
Consolidated Contract Sales to Adjusted Development Margin	A-6
Vacation Ownership Interim Segment Financial Results - As Adjusted	A-7
Exchange & Third-Party Management Interim Segment Financial Results	A-8
Corporate and Other Interim Financial Results	A-9
2018 Outlook - Adjusted Net Income Attributable to Common Shareholders, Adjusted Earnings Per Share - Diluted and Adjusted EBITDA	A-10
2018 Outlook - Adjusted Free Cash Flow	A-11
Non-GAAP Financial Measures	A-12
Consolidated Balance Sheets	A-14
Consolidated Statements of Cash Flows	A-15

NOTE: Total contract sales consist of the total amount of vacation ownership product sales under contract signed during the period where we have received a down payment of at least ten percent of the contract price, reduced by actual rescissions during the period, inclusive of contracts associated with sales of vacation ownership products on behalf of third parties, which we refer to as “resales contract sales.”

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES
Sale of vacation ownership products	$252	$183	$632	$549
Management and exchange	126	70	274	209
Rental	90	66	239	203
Financing	48	34	119	99
Cost reimbursements	234	177	652	561
TOTAL REVENUES	750	530	1,916	1,621
EXPENSES
Cost of vacation ownership products	64	46	167	141
Marketing and sales	135	94	346	287
Management and exchange	65	38	140	111
Rental	74	57	191	168
Financing	19	11	40	30
General and administrative	53	26	114	81
Depreciation and amortization	18	6	29	16
Litigation settlement	17	2	33	2
Royalty fee	19	15	50	47
Cost reimbursements	234	177	652	561
TOTAL EXPENSES	698	472	1,762	1,444
Gains (losses) and other income (expense), net	2	7	(4)	7
Interest expense	(14)	(2)	(23)	(5)
ILG acquisition-related costs	(108)	—	(128)	(1)
Other	—	—	(3)	—
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(68)	63	(4)	178
Benefit (provision) for income taxes	10	(23)	(7)	(62)
NET (LOSS) INCOME	(58)	40	(11)	116
Net income attributable to noncontrolling interests	—	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(58)	$40	$(11)	$116

(LOSSES) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(1.75)	$1.49	$(0.37)	$4.27
Diluted	$(1.75)	$1.45	$(0.37)	$4.18

NOTE: (Losses) Earnings per share - Basic and (Losses) Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
OPERATING METRICS
(Contract sales in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Vacation Ownership
Total contract sales	$283	$204	$719	$619
Consolidated contract sales	$279	$204	$715	$619
Legacy-MVW North America contract sales	$215	$185	$614	$564
Legacy-MVW North America VPG	$3,781	$3,482	$3,727	$3,580

Exchange & Third-Party Management
Total active members at end of period (000's)	1,802	—	1,802	—

OPERATING METRICS
INCLUDING LEGACY-ILG AS IF ACQUIRED AT THE BEGINNING OF FISCAL YEAR 2017
(Contract sales in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Vacation Ownership
Total contract sales	$384	$340	$1,115	$1,039
Consolidated contract sales	$373	$326	$1,074	$991

Exchange & Third-Party Management
Total active members at end of period (000's)	1,802	1,814	1,802	1,814

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net (loss) income attributable to common shareholders	$(58)	$40	$(11)	$116
Certain items:
Litigation settlement	17	2	33	2
(Gains) losses and other (income) expense, net	(2)	(7)	4	(7)
ILG acquisition-related costs	108	—	128	1
Purchase price adjustments	5	—	5	—
Non-cash share-based compensation (ILG acquisition-related)	7	—	7	—
Variable compensation expense related to the impact of the 2017 Hurricanes	—	4	—	4
Other	—	—	3	—
Certain items before provision for income taxes	135	(1)	180	—
Provision for income taxes on certain items	(29)	(1)	(40)	(1)
Adjusted net income attributable to common shareholders **	$48	$38	$129	$115
(Loss) earnings per share - Diluted	$(1.75)	$1.45	$(0.37)	$4.18
Adjusted earnings per share - Diluted **	$1.42	$1.39	$4.39	$4.13
Diluted Shares	33,428	27,713	29,355	27,858
EBITDA AND ADJUSTED EBITDA
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net (loss) income attributable to common shareholders	$(58)	$40	$(11)	$116
Interest expense(1)	14	2	23	5
Tax benefit (provision)	(10)	23	7	62
Depreciation and amortization	18	6	29	16
EBITDA **	(36)	71	48	199
Non-cash share-based compensation	13	4	23	12
Certain items before provision for income taxes(2)	123	(1)	168	—
Adjusted EBITDA **	$100	$74	$239	$211

(1) Interest expense excludes consumer financing interest expense.
(2) Excludes certain items included in depreciation and amortization and non-cash share-based compensation.
ADJUSTED EBITDA BY SEGMENT
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Vacation Ownership	$123	$95	$315	$280
Exchange & Third-Party Management	19	—	19	—
Segment adjusted EBITDA	142	95	334	280
General and administrative	(42)	(21)	(95)	(69)
Adjusted EBITDA**	$100	$74	$239	$211

** Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME - AS ADJUSTED1
THREE MONTHS ENDED SEPTEMBER, 30 2018 AND 2017
(In millions, except per share amounts)
(Unaudited)

	As Reported Three Months Ended	Less: Legacy-ILG 30 Days Ended	As Adjusted Three Months Ended	As Reported Three Months Ended
	September 30, 2018			September 30, 2017
REVENUES
Sale of vacation ownership products	$252	$35	$217	$183
Management and exchange	126	50	76	70
Rental	90	19	71	66
Financing	48	10	38	34
Cost reimbursements	234	21	213	177
TOTAL REVENUES	750	135	615	530
EXPENSES
Cost of vacation ownership products	64	9	55	46
Marketing and sales	135	24	111	94
Management and exchange	65	25	40	38
Rental	74	15	59	57
Financing	19	5	14	11
General and administrative	53	23	30	26
Depreciation and amortization	18	12	6	6
Litigation settlement	17	—	17	2
Royalty fee	19	3	16	15
Cost reimbursements	234	21	213	177
TOTAL EXPENSES	698	137	561	472
Gains (losses) and other income (expense), net	2	1	1	7
Interest expense	(14)	(1)	(13)	(2)
ILG acquisition-related costs	(108)	(20)	(88)	—
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(68)	(22)	(46)	63
Benefit (provision) for income taxes	10	(3)	13	(23)
NET (LOSS) INCOME	(58)	(25)	(33)	40
Net income attributable to noncontrolling interests	—	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(58)	$(25)	$(33)	$40

[1] Adjusted to exclude Legacy-ILG results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT INTERIM FINANCIAL RESULTS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES
Sale of vacation ownership products	$252	$183	$632	$549
Resort management and other services	91	70	239	209
Rental	86	66	235	203
Financing	48	34	119	99
Cost reimbursements	232	177	650	561
TOTAL REVENUES	709	530	1,875	1,621
EXPENSES
Cost of vacation ownership products	64	46	167	141
Marketing and sales	131	94	342	287
Resort management and other services	48	38	123	111
Rental	74	57	191	168
Financing	19	11	40	30
Depreciation and amortization	10	5	19	13
Litigation settlement	17	2	33	2
Royalty fee	19	15	50	47
Cost reimbursements	232	177	650	561
TOTAL EXPENSES	614	445	1,615	1,360
Gains and other income, net	1	7	2	7
Other	—	—	(3)	—
SEGMENT FINANCIAL RESULTS	96	92	259	268
Adjustments:
Depreciation and amortization	10	5	19	13
Non-cash share-based compensation	2	1	4	2
Certain items(1),(2)	15	(3)	33	(3)
SEGMENT ADJUSTED EBITDA **	$123	$95	$315	$280

** Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) September 30, 2018 Certain items:
Three months ended: $17 million of litigation settlement, partially offset by $1 million of gains and other income and $1 million of purchase price accounting adjustments.
Nine months ended: $33 million litigation of settlement and $3 million of acquisition related costs, partially offset by $2 million of gains and other income and $1 million of purchase price accounting adjustments.

(2) September 30, 2017 Certain items:
Three months ended: $9 million of Hurricane Mathew business interruption insurance proceeds, partially offset by $4 million of variable compensation expense related to the 2017 hurricanes and $2 million of litigation settlement.

Nine months ended: $9 million of Hurricane Mathew business interruption insurance proceeds, partially offset by $4 million of variable compensation expense related to the 2017 hurricanes and $2 million of litigation settlement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In millions)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Consolidated contract sales	$279	$204	$715	$619
Less resales contract sales	(8)	(6)	(23)	(17)
Consolidated contract sales, net of resales	271	198	692	602
Plus:
Settlement revenue(1)	6	4	14	11
Resales revenue(1)	3	2	8	6
Revenue recognition adjustments:
Reportability	—	1	(16)	(3)
Sales reserve	(18)	(13)	(42)	(40)
Other(2)	(10)	(9)	(24)	(27)
Sale of vacation ownership products	252	183	632	549
Less:
Cost of vacation ownership products	(64)	(46)	(167)	(141)
Marketing and sales	(131)	(94)	(342)	(287)
Development margin	57	43	123	121
Revenue recognition reportability adjustment	1	(1)	11	2
Variable compensation expense related to the impact of the 2017 Hurricanes	—	2	—	2
Adjusted development margin **	$58	$44	$134	$125
Development margin percentage(3)	22.5%	23.8%	19.3%	22.1%
Adjusted development margin percentage	23.0%	24.5%	20.7%	22.7%

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
(1)
Previously included in management and exchange revenue prior to the adoption of the Accounting Standards Update 2014-09 – “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), as Amended.

(2)	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(3)	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT INTERIM FINANCIAL RESULTS - AS ADJUSTED1
THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In millions)

	As Reported Three Months Ended	Less: Legacy-ILG 30 Days Ended	As Adjusted Three Months Ended	As Reported Three Months Ended
	September 30, 2018			September 30, 2017
REVENUES
Sale of vacation ownership products	$252	$35	$217	$183
Resort management and other services	91	15	76	70
Rental	86	15	71	66
Financing	48	10	38	34
Cost reimbursements	232	19	213	177
TOTAL REVENUES	709	94	615	530
EXPENSES
Cost of vacation ownership products	64	9	55	46
Marketing and sales	131	20	111	94
Resort management and other services	48	8	40	38
Rental	74	15	59	57
Financing	19	5	14	11
Depreciation and amortization	10	5	5	5
Litigation settlement	17	—	17	2
Royalty fee	19	3	16	15
Cost reimbursements	232	19	213	177
TOTAL EXPENSES	614	84	530	445
Gains (losses) and other income (expense), net	1	1	—	7
SEGMENT FINANCIAL RESULTS	96	11	85	92
Adjustments:
Depreciation and amortization	10	5	5	5
Non-cash share-based compensation	2	1	1	1
Certain items	15	(2)	17	(3)
SEGMENT ADJUSTED EBITDA **	$123	$15	$108	$95

[1] Adjusted to exclude Legacy-ILG results.

** Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT INTERIM SEGMENT FINANCIAL RESULTS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES
Management and exchange	$28	$—	$28	$—
Rental	4	—	4	—
Cost reimbursements	8	—	8	—
TOTAL REVENUES	40	—	40	—
EXPENSES
Marketing and sales	4	—	4	—
Management and exchange	8	—	8	—
Rental	2	—	2	—
Depreciation and amortization	6	—	6	—
Cost reimbursements	8	—	8	—
TOTAL EXPENSES	28	—	28	—
RESULTS BEFORE NONCONTROLLING INTERESTS	12	—	12	—
Results attributable to noncontrolling interests	—	—	—	—
SEGMENT FINANCIAL RESULTS	12	—	12	—
Adjustments:
Depreciation and amortization	6	—	6	—
Certain items(1)	1	—	1	—
SEGMENT ADJUSTED EBITDA **	$19	$—	$19	$—

** Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) September 30, 2018 Certain items:
Three months and nine months ended: $1 million of purchase price accounting adjustments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER INTERIM FINANCIAL RESULTS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES
Management and exchange(1)	$7	$—	$7	$—
Cost reimbursements(1)	(6)	—	(6)	—
TOTAL REVENUES	1	—	1	—
EXPENSES
Management and exchange(1)	9	—	9	—
Rental(1)	(2)	—	(2)	—
General and administrative	53	26	114	81
Depreciation and amortization	2	1	4	3
Cost reimbursements(1)	(6)	—	(6)	—
TOTAL EXPENSES	56	27	119	84
Gains (losses) and other income (expense), net	1	—	(6)	—
Interest expense	(14)	(2)	(23)	(5)
ILG acquisition-related costs	(108)	—	(128)	(1)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(176)	(29)	(275)	(90)
Benefit (provision) for income taxes	10	(23)	(7)	(62)
Net income (loss) attributable to noncontrolling interests	—	—	—	—
FINANCIAL RESULTS	(166)	(52)	(282)	(152)
Less certain items:
(Gains) losses and other (income) expense, net	(1)	—	6	—
ILG acquisition-related costs	108	—	128	1
ADJUSTED FINANCIAL RESULTS **	$(59)	$(52)	$(148)	$(151)

** Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)  Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party VOI owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2018 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net income attributable to common shareholders(1)	$33	$41
Adjustments to reconcile Net income attributable to common shareholders to Adjusted net income attributable to common shareholders
Certain items(2)	201	201
Provision for income taxes on adjustments to net income	(46)	(46)
Adjusted net income attributable to common shareholders **	$188	$196
Earnings per share - Diluted(1), (3)	$0.97	$1.20
Adjusted earnings per share - Diluted **, (3)	$5.52	$5.75
Diluted shares(3)	34.1	34.1

(1)
2018 expected GAAP results include the results of operations for Legacy-ILG operating results from September 1, 2018, through December 31, 2018, but exclude the impact of future spending associated with the acquisition of ILG.

(2)
Certain items adjustment includes $128 million of ILG acquisition costs, $33 million of litigation settlements, $26 million of purchase price adjustments, $7 million of non-cash share-based compensation (ILG acquisition-related), $4 million of losses and other expense and $3 million of other acquisition related costs.

(3)	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through November 5, 2018.

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
2018 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net income attributable to common shareholders(1)	$33	$41
Interest expense(2)	52	52
Tax provision	31	33
Depreciation and amortization	72	72
EBITDA **	188	198
Non-cash share-based compensation	33	33
Certain items(3)	174	174
Adjusted EBITDA **	$395	$405

(1)
2018 expected GAAP results include the results of operations for Legacy-ILG operating results from September 1, 2018, through December 31, 2018, but exclude the impact of future spending associated with the acquisition of ILG.

(2)	Interest expense excludes consumer financing interest expense.

(3)
Certain items adjustment includes $128 million of ILG acquisition costs, $33 million of litigation settlements, $6 million of purchase price adjustments, $4 million of losses and other expense and $3 million of other acquisition related costs.

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2018 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net cash provided by operating activities	$30	$40
Capital expenditures for property and equipment (excluding inventory)	(45)	(50)
Borrowings from securitization transactions	423	423
Repayment of debt related to securitizations	(386)	(381)
Free cash flow **	22	32
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility(1)	15	20
Inventory / other payments associated with capital efficient inventory arrangements	(33)	(33)
Certain items(2)	166	166
Change in restricted cash	65	70
Adjusted free cash flow **	$235	$255

(1)	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2017 and 2018 year ends.

(2)
Certain items adjustment includes $141 million of acquisition costs, $16 million of litigation settlement payments, $6 million of losses and other expense, and $3 million of other acquisition related costs.

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income Attributable to Common Shareholders
We evaluate non-GAAP financial measures, including Adjusted Net Income attributable to common shareholders, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters and three quarters ended September 30, 2018 and September 30, 2017, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and Three Quarters Ended September 30, 2018
In our Statement of Income for the quarter ended September 30, 2018, we recorded $135 million of net pre-tax items, which included $115 million of ILG acquisition-related costs (including $7 million of non-cash share-based compensation expense), $17 million of litigation settlements and $5 million of purchase accounting adjustments (of which the net impact to adjusted EBITDA was less than $1 million), partially offset by $2 million of gains and other income.
In our Statement of Income for the three quarters ended September 30, 2018, we recorded $180 million of net pre-tax items, which included $135 million of ILG acquisition-related costs (including $7 million of non-cash share-based compensation expense), $33 million of litigation settlement charges, $5 million of purchase accounting adjustments (of which the net impact to adjusted EBITDA was less than $1 million), $4 million of losses and other expense and $3 million of costs associated with the anticipated future capital efficient acquisition of an operating property in San Francisco, California.
Certain items - Quarter and Three Quarters Ended September 30, 2017
In our Statement of Income for the quarter ended September 30, 2017, we recorded $1 million of net pre-tax items, which included $7 million of gains and other income, partially offset by $4 million of variable compensation expense related to the impact of the 2017 Hurricanes and $2 million of litigation settlement expenses. The $7 million of gains and other income included $9 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricane Matthew in 2016 and a charge of $2 million associated with the estimated property damage insurance deductibles at several of our Legacy-MVW properties, primarily in Florida and the Caribbean, that were impacted by the 2017 Hurricanes.
In our Statement of Income for the three quarters ended September 30, 2017, we recorded less than $1 million of net pre-tax items, which included $7 million of gains and other income, offset by $4 million of variable compensation expense related to the impact of the 2017 Hurricanes, $2 million of litigation settlement expenses and $1 million of ILG acquisition-related costs. The $7 million of gains and other income included $9 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricane Matthew in 2016 and a charge of $2 million associated with the estimated property damage insurance deductibles at several of our Legacy-MVW properties, primarily in Florida and the Caribbean, that were impacted by the 2017 Hurricanes.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income attributable to common shareholders above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above, and excludes non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of acquisition, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Pro Forma Debt to Adjusted EBITDA Ratio
We calculate pro forma debt to adjusted EBITDA ratio by dividing net debt by pro forma adjusted EBITDA, where net debt represents total debt less securitized debt and cash and cash equivalents other than an estimated $150 million for working capital requirements, and pro forma adjusted EBITDA is derived by combining the last four quarters of adjusted EBITDA for Legacy-MVW and Legacy-ILG (2017 fourth quarter through 2018 third quarter) and adding in $100 million of cost synergies.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$441	$409
Restricted cash (including $130 and $32 from VIEs, respectively)	365	82
Accounts receivable, net (including $10 and $6 from VIEs, respectively)	236	92
Vacation ownership notes receivable, net (including $1,557 and $814 from VIEs, respectively)	1,959	1,115
Inventory	829	398
Property and equipment	952	583
Goodwill	2,747	—
Intangibles, net	1,216	—
Other (including $28 and $14 from VIEs, respectively)	268	166
TOTAL ASSETS	$9,013	$2,845

LIABILITIES AND EQUITY
Accounts payable	$181	$145
Advance deposits	124	84
Accrued liabilities (including $2 and $1 from VIEs, respectively)	370	120
Deferred revenue	325	69
Payroll and benefits liability	194	112
Deferred compensation liability	94	75
Securitized debt, net (including $1,701 and $845 from VIEs, respectively)	1,688	835
Debt, net	2,235	260
Other	15	14
Deferred taxes	266	90
TOTAL LIABILITIES	5,492	1,804
Contingencies and Commitments (Note 9)
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 57,611,046 and 36,861,843 shares issued, respectively	1	—
Treasury stock — at cost; 10,405,594 and 10,400,547 shares, respectively	(696)	(694)
Additional paid-in capital	3,697	1,189
Accumulated other comprehensive income	16	17
Retained earnings	478	529
TOTAL MVW SHAREHOLDERS' EQUITY	3,496	1,041
Noncontrolling interests	25	—
TOTAL EQUITY	3,521	1,041
TOTAL LIABILITIES AND EQUITY	$9,013	$2,845
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017
OPERATING ACTIVITIES
Net (loss) income	$(11)	$116
Adjustments to reconcile net (loss) income to net cash and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	29	16
Amortization of debt discount and issuance costs	12	6
Accretion of acquired vacation ownership notes receivable	(1)	—
Vacation ownership notes receivable reserve	42	40
Share-based compensation	19	12
Deferred income taxes	2	23
Net change in assets and liabilities, net of the effects of acquisition:
Accounts receivable	(9)	23
Vacation ownership notes receivable originations	(395)	(345)
Vacation ownership notes receivable collections	244	204
Inventory	68	26
Purchase of vacation ownership units for future transfer to inventory	—	(34)
Other assets	53	34
Accounts payable, advance deposits and accrued liabilities	(13)	(78)
Deferred revenue	38	10
Payroll and benefit liabilities	(29)	1
Deferred compensation liability	11	10
Other liabilities	1	—
Other, net	6	7
Net cash and restricted cash provided by operating activities	67	71
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	(1,393)	—
Capital expenditures for property and equipment (excluding inventory)	(17)	(21)
Purchase of company owned life insurance	(13)	(12)
Net cash and restricted cash used in investing activities	(1,423)	(33)
FINANCING ACTIVITIES
Borrowings from securitization transactions	423	400
Repayment of debt related to securitization transactions	(264)	(232)
Proceeds from debt	1,650	318
Repayments of debt	(53)	(88)
Purchase of Convertible Note Hedges	—	(33)
Proceeds from issuance of Warrants	—	20
Debt issuance costs	(34)	(14)
Repurchase of common stock	(2)	(83)
Payment of dividends	(32)	(29)
Payment of withholding taxes on vesting of restricted stock units	(17)	(11)
Net cash and restricted cash provided by financing activities	1,671	248
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	3
Increase in cash, cash equivalents and restricted cash	315	289
Cash, cash equivalents and restricted cash, beginning of period	491	213
Cash, cash equivalents and restricted cash, end of period	$806	$502